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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Current Report on Form 8-K of Rental Service Corporation of our report dated April 26, 1997, with respect to the financial statements of Brute Equipment Co. d/b/a Foxx Hy-Reach Company as of December 31, 1995 and 1996 and for the years then ended, included in the Registration Statement (Form S-1 No. 333-26753) and related Prospectus of Rental Service Corporation for the registration of 5,520,000 shares of its common stock, filed with the Securities and Exchange Commission on May 29, 1997.


                                         /s/ McGLADREY & PULLEN, LLP


Moline, Illinois
June 17, 1997